    As filed with the Securities and Exchange Commission on August 1, 2001.
                                                   Registration No.333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            ----------------------
                             Weyerhaeuser Company
            (Exact name of Registrant as specified in its charter)

         Washington                                             91-0470860
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)
                             33663 Weyerhaeuser Way
                             Federal Way, WA 98003
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                            ----------------------
                                Claire S. Grace
                             Weyerhaeuser Company
                            33663 Weyerhaeuser Way
                             Federal Way, WA 98003
                                (253) 924-2345
(Name, address, including zip code, and telephone number, including area code, of agent for service of process)
                            ----------------------
                                  Copies to:
                                Eric S. Haueter
                        Sidley Austin Brown & Wood LLP
                             555 California Street
                       San Francisco, California  94104
                                (415) 772-1200
                            ----------------------
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[X] 333-36753

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________________

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_] __________________

                        CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                                          Proposed Maximum      Proposed Maximum     Amount of
                Title of Each Class of                    Amount to be     Offering Price          Aggregate        Registration
              Securities to be Registered                Registered (1)      Per Unit(1)      Offering Price(1)(2)      Fee
--------------------------------------------------------------------------------------------------------------------------------
Debt Securities (3)....................................  $140,000,000            --             $140,000,000
Preferred Shares.......................................                          --
Preference Shares......................................                          --
Total..................................................  $140,000,000            --             $140,000,000           $ 35,000
                                                __________________________________                      (Footnotes on next page)

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933.
================================================================================
(1) Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3. Securities registered hereby may be offered for U.S. dollars or the equivalent thereof in foreign currencies, currency units or composite currencies. Securities registered hereby may be sold separately, together or in units with other securities registered hereby.

(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o). The proposed maximum offering price will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

(3) If any Debt Securities are issued at an original issue discount, then such greater amount as may be sold for an aggregate initial offering price of up to the proposed maximum aggregate offering price set forth above.

    Incorporation by Reference of Registration Statement on Form S-3, File No. 333-36753

     Weyerhaeuser Company (the "Company") hereby incorporates by reference into this Registration Statement on Form S-3 in its entirety the Company's Registration Statement on Form S-3 (File No. 333-36753) declared effective on October 3, 1997 by the Securities and Exchange Commission.

                    Certificate Pursuant to Rule 111(b)(2)

     Weyerhaeuser Company, a Washington corporation (the "Registrant"), hereby certifies to the Securities and Exchange Commission (the "Commission") as set forth below. This certificate is being delivered in connection with the filing by the Registrant under the Securities Act of 1933, as amended, and Rule 462(b) promulgated thereunder of a registration statement on Form S-3 (the "Abbreviated Registration Statement") relating to the registration of additional securities of the same classes as were registered by the Registrant's registration statement on Form S-3 (Registration No. 333-36753), which was declared effective by the Commission on October 3, 1997.

     1. The Registrant has transmitted instructions to Bank of America (the "Bank") to transmit to the Commission by wire transfer of immediately available funds the registration fee payable in connection with the Abbreviated Registration Statement.

     2.   The Registrant will not revoke the instructions referred to above.

     3. The Registrant has sufficient funds in the relevant account at the Bank to cover the amount of such registration fee.

     IN WITNESS WHEREOF, the Registrant has caused this certificate to be executed by a duly authorized officer on July 31, 2001.


                                       WEYERHAEUSER COMPANY



                                       By: /s/ Claire S. Grace
                                           ----------------------------------
                                           Name: Claire S. Grace
                                           Title: Assistant General Counsel
                                                  and Corporate Secretary

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Federal Way, State of Washington, on this 31st day of July, 2001.

                                    WEYERHAEUSER COMPANY

                                    By /s/ Claire S. Grace
                                       -------------------------------------
                                                 Claire S. Grace
                                                    Secretary

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert A. Dowdy and Claire S. Grace, and each of them, as true and lawful attorneys-in-fact, with full power of substitution and resubstitution, to execute in the name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                  Signature                                   Title                       Date
----------------------------------------------------------------------------------------------------
          /s/ Steven R. Rogel                   President, Chief Executive Officer  July 30, 2001
----------------------------------------------             and Director
            Steven R. Rogel

          /s/ William C. Stivers                   Executive Vice President and     July 30, 2001
----------------------------------------------       Chief Financial Officer
            William C. Stivers

          /s/ Kenneth J. Stancato                 Vice President and Controller     July 30, 2001
----------------------------------------------
            Kenneth J. Stancato

                  Signature                                   Title                       Date
----------------------------------------------------------------------------------------------------
          /s/ W. John Driscoll                               Director               July 30, 2001
----------------------------------------------
            W. John Driscoll

          /s/ Richard F. Haskayne                            Director               July 30, 2001
----------------------------------------------
            Richard F. Haskayne

          /s/ Robert J. Herbold                              Director               July 30, 2001
----------------------------------------------
             Robert J. Herbold

          /s/ Martha R. Ingram                               Director               July 30, 2001
----------------------------------------------
            Martha R. Ingram

          /s/ John I. Kieckhefer                             Director               July 30, 2001
----------------------------------------------
           John I. Kieckhefer

          /s/ Arnold G. Langbo                               Director               July 30, 2001
----------------------------------------------
           Arnold G. Langbo

       /s/ Donald F. Mazankowski                             Director               July 30, 2001
----------------------------------------------
          Donald F. Mazankowski

          /s/ William D. Ruckelshaus                         Director               July 30, 2001
----------------------------------------------
          William D. Ruckelshaus

          /s/ Richard H. Sinkfield                           Director               July 30, 2001
----------------------------------------------
           Richard H. Sinkfield

          /s/ James N. Sullivan                              Director               July 30, 2001
----------------------------------------------
            James N. Sullivan

          /s/ Clayton K. Yeutter                             Director               July 30, 2001
----------------------------------------------
            Clayton K. Yeutter

                                 EXHIBIT INDEX

Exhibits
--------

5.1            Opinion of Claire S. Grace
23.1           Consent of Arthur Andersen LLP
23.2           Consent of Claire S. Grace (included in Exhibit 5.1)
24             Power of Attorney (included on signature pages hereof)